Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$20,911,271
Unrealized Gain (Loss) on Market Value of Futures	(11,998,840)
Dividend Income	2,490
Interest Income	22,398
ETF Transaction Fees	700
Total Income (Loss)	$8,938,019

Expenses
General Partner Management Fees	$71,844
Professional Fees	13,023
Brokerage Commissions	14,724
Non-interested Directors' Fees and Expenses	584
Prepaid Insurance Expense	346
Total Expenses	100,521
Expense Waiver	(18,535)
Net Expenses	$81,986
Net Income (Loss)	$8,856,033

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$103,860,001
Additions (100,000 Shares)	1,230,526
Withdrawals (300,000 Shares)	(3,763,347)
Net Income (Loss)	8,856,033

Net Asset Value End of Month	$110,183,213
Net Asset Value Per Share (8,950,000 Shares)	$12.31

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612